PRESS RELEASE

Exhibit 99.1

Autoliv Declares Quarterly Dividend

(Auburn Hills, Michigan, USA, May 6, 2026) – Autoliv, Inc. (NYSE: ALV and SSE: ALIV.sdb), the worldwide leader in automotive safety systems, today announced that its Board of Directors has declared a quarterly dividend of 87 cents for the second quarter of 2026.

To holders of record on the close of business on Wednesday, May 20, the dividend will be payable on:

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Monday, June 8, 2026 to holders of Autoliv common stock listed on the New York Stock Exchange (Common Stock); and

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Tuesday, June 9, 2026 to holders of Autoliv Swedish Depository Receipts listed on Nasdaq Stockholm (SDRs).

The ex-date will be:

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Wednesday, May 20, for holders of Common Stock; and

•
Tuesday, May 19, for holders of SDRs.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)709 578 170
Investors & Analysts: Henrik Kaar, Tel +46 (0)709 578 114

Media: Gabriella Etemad, Tel +46 (0)706 126 424

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication by Henrik Kaar at 4:10 p.m. ET on February 19, 2026.

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world, as well as mobility safety solutions, such as commercial vehicles and electrical safety solutions. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2025, our products saved approximately 40,000 lives and reduced around 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 64,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2025 amounted to $10.8 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.etemad@autoliv.com statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600